THIS AGREEMENT made as of the 1st day of March, 2013.

B E T W E E N:

2239794 ONTARIO INC., t/a **PaperNuts**, a corporation organized and existing under the laws of Ontario (hereinafter referred to as the "**Purchaser**")

OF THE FIRST PART;

- and –

DEVIPACK OY, a corporation incorporated under the laws of Finland, carrying on business in Tampere (hereinafter referred to as the "**Vendor**")

OF THE SECOND PART;

WHEREAS:

The parties hereto wish to record their agreement relating to the sale of certain assets and other matters;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties) the parties make the agreements below:

1. PURCHASE AND SALE AND PURCHASE PRICE

1.1. Assets to be Purchased and Sold - The Vendor agrees to sell to the Purchaser and the Purchaser agrees to buy from the Vendor the following assets (the "**Purchased Assets**"):

1.1.1. U.S. Patent No. 5,698,293 ("the '293 patent") and Canadian Patent No. 2,155,874 ("the '874 patent", and collectively, the "Patents"), which include claims directed to a paper packing product ("the Product") and an apparatus ("the Apparatus") for manufacturing the Product;

1.1.2. Any patent applications, rights existing in any expired patents, confidential info and know-how, drawings (electronic, paper or otherwise), and all right title and interest in any inventions that may have been made constituting improvements or contributions to improvements which in any way relates to the Patents, the Product or the Apparatus;

1.1.3. All Apparatus belonging to the Vendor excluding the single Apparatus in Finland, which Apparatus are more particularly described in Schedule A;

1.1.4. The name "PaperNuts" and all goodwill related to it;

1.1.5. Any inventory of parts for the Apparatus and the existing external cutting drive Apparatus prototype, however these items will only be conveyed to the Purchaser if the Purchaser pays for the shipping costs; and

1.1.6. the full benefit of all contracts, agreements, indentures, commitments or other instruments to which the Vendor is entitled in connection with the business relating to the Patents, Apparatus and Products, whether written or oral and of any nature or kind whatsoever.

1.2. Purchase Price - The Vendor shall sell and the Purchaser shall purchase the Purchased Assets for an aggregate purchase price (the "**Purchase Price**") of Seventy-five thousand Euros (€75,000). The Purchase Price shall be paid in installments on or before the following dates in the following amounts: €20,000 on the Closing Date; €25,000 on the first anniversary of the Closing Date; and €30,000 on the second anniversary of the Closing Date.

1.3. Failure to Pay – In the event that the Purchaser fails to pay the Vendor an installment of the Purchase Price on or before the date specified, the Vendor shall send the Purchaser a notice of default giving the Purchaser 10 days to cure the default. If the Purchaser fails to cure the default by paying the required Purchase Price installment, the Vendor may elect to require the Purchaser to re-convey the Patents, or it may sue for damages.

1.4. The Closing Date – The Closing Date is March 1, 2013

2. OTHER AGREEMENTS

2.1. The Purchaser acknowledges that the Patents have been licensed to Deltapaper Corporation. The Vendor represents that the license expires on March 6, 2014, and that it has not agreed to renew or extend or other permit a continuation of such license.

2.2. The Purchaser acknowledges that the Vendor has entered into previous agreements to license the Product as identified in Schedule "B", Apparatus and related technology, know-how and confidential information to third parties. The Vendor acknowledges that by reason of entering into this Agreement, the Vendor is no longer authorized to license the Product, Apparatus and/or related technology, know-how or confidential information to third parties, and confirms that it will not do so, nor will it take any steps to disclose or disseminate, or permit others to disclose or disseminate any information relating to the Product, Apparatus and/or related technology, know-how or confidential information to third parties. The Vendor undertakes to henceforth maintain in the strictest confidence all confidential information and know-how relating to the Product, Apparatus and related technology.

3. GENERAL REPRESENTATIONS AND WARRANTIES OF THE VENDOR

3.1. The Vendor hereby covenants, represents and warrants to the Purchaser that:

3.1.1. Organization and Good Standing - The Vendor is a corporation duly incorporated and organized, validly existing, in good standing and is up to date in all of the filings and registrations required under the laws of Finland.

3.1.2. Due Authorization, Etc. - The Vendor has all necessary corporate power, authority and capacity to enter into this Agreement, and to perform its obligations

hereunder. The execution and delivery of this Agreement and the performance of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Purchaser.

3.1.3. Right to Sell - The Vendor is the sole registered and beneficial owner of the Purchased Assets, free and clear of all liens, charges, pledges, security interests, demands, adverse claims, rights, or other encumbrances whatsoever. No person, firm or corporation now has or at Closing will have any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of the Purchased Assets or any interest therein from the Vendor.

3.1.4. Valid and Binding Obligation - This Agreement a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with the terms hereof.

3.1.5. No Violation – The disposition of the Purchased Assets and the entering into and performance of this Agreement will not violate, contravene, breach or offend against or result in any default under any security agreement, indenture, mortgage order, undertaking, license, permit, agreement, instrument, charter or by-law provision, statute, regulation, judgment, decree or law to which the Vendor is a party.

3.2. Reliance - The Vendor hereby expressly acknowledges that the Purchaser is relying upon the covenants, representations and warranties of the Vendor contained in this Agreement.

4. GENERAL REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1. The Purchaser hereby covenants, represents and warrants to the Vendor that:

4.1.1. Organization and Good Standing - The Purchaser is a corporation duly incorporated and organized, validly existing, in good standing and is up to date in all of the filings and registrations required under the laws of Canada.

4.1.2. Due Authorization, Etc. - The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement, and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Purchaser.

4.1.3. Valid and Binding Obligation - This Agreement constitutes valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with the terms hereof.

4.1.4. No Violation - The Purchaser is not a party to, bound by or subject to any indenture, mortgage, lease except the Property Lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by the Purchaser of this Agreement or the performance by the Purchaser of any of the terms hereof.

4.2. Reliance - The Purchaser hereby expressly acknowledges that the Vendor is relying upon the covenants, representations and warranties of the Purchaser contained in this Agreement.

5. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR AND PURCHASER

5.1. Survival of Representations, Warranties and Covenants of the Vendor - The representations, warranties and covenants of the Vendor contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser for a period of 18 months.

5.2. Survival of Representations, Warranties and Covenants of the Purchaser -The covenants, representations and warranties of the Purchaser contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of the Vendor, shall continue in full force and effect for the benefit of the Vendor for a period of 18 months.

6. GENERAL

6.1. Expenses - All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.2. Time - Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

6.3. Notices - All payments and communications which may be or are required to be given by either party to the other herein, shall (in the absence of any specific provision to the contrary) be in writing and delivered or sent by prepaid registered mail or telecopier or email to the parties at their following respective addresses:

For the Purchaser:	2239794 ONTARIO INC., 380 Vansickle Rd. Unit 600 St. Catharines, On. L2R 6P7 Phone: 905 646 8781 Fax: 905 646 0108 smacrae@papernuts.ca
For the Vendor	Devipack Oy/Kaarlo Kai Nordlund Address: Kivekkaanpolku 2, 33880 Lempaala Finland Phone: + 358 400 624936 kai.nordlund@devipack.com

6.4. Governing Law - This Agreement and the rights and obligations and relations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (but without giving effect to any conflict of laws rules). The parties hereto agree that the Courts of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party does hereby attorn to the jurisdiction of the Courts of the Province of Ontario.

6.5. Headings - The index to and headings in this Agreement and in the Schedules hereto are inserted solely for convenience of reference and do not affect the interpretation thereof or define, limit or construe the contents of any provision of this Agreement.

6.6. Assignment -This Agreement shall be assignable by the Purchaser with the prior written consent of the Vendor, which consent shall not be unreasonably withheld. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors (including any successor by reason of amalgamation of any party hereto) and assigns.

6.7. Entire Agreement - With respect to the subject matter of this Agreement, this Agreement (a) sets forth the entire agreement between the parties hereto and any persons who have in the past or who are now representing either of the parties hereto, (b) supersedes all prior understandings and communications between the parties hereto or any of them, oral or written, and (c) constitutes the entire agreement between the parties hereto. Each party hereto acknowledges and represents that this Agreement is entered into after full investigation and that no party is relying upon any statement or representation made by any other which is not embodied in this Agreement. Each party hereto acknowledges that he or it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by each of the parties hereto.

6.8. Further Assurances - The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions whether before, at or after the Closing Date. This obligation includes, but is not limited to, executing such documentation as may be necessary to transfer the Patents or to apply for further patents relating to the Patents, the Product or the Apparatus.

6.9. Non-Merger – Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the parties contained in this Agreement shall not merge on and shall survive the Closing and notwithstanding such Closing shall continue in full force and effect. Closing shall not prejudice any right of one party against any other party in respect of anything done or admitted hereunder or under any or in respect of any right to damages or other remedies.

6.10. Counterparts - This Agreement may be executed in any number of counterparts (whether by original, facsimile or email signature) and all such counterparts shall for all purposes constitute one agreement, binding on the parties hereto, provided each party hereto has executed at least one counterpart, and each shall be deemed to be an original, notwithstanding that all parties are not signatory to the same counterpart.

6.11. Waiver - The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this Agreement will not be considered to be a waiver of such provision, right or term or in any way to affect the validity of this Agreement or deprive the applicable party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The exercise by any party to this Agreement of any of its rights provided by this Agreement will not preclude or prejudice such party from exercising any other right it may have by reason of this Agreement or otherwise, irrespective of any previous action or proceeding taken by it hereunder. Any waiver by any party hereto of the performance of any of the provisions of this Agreement will be effective only if in writing and signed by a duly authorized representative of such party.

IN WITNESS WHEREOF the parties hereto have hereunto duly executed this Agreement as of the day and year first above written.

VENDOR: **DEVIPACK OY**	**PURCHASER:** **2239794 ONTARIO INC.**
______________________________	______________________________
Per: Kai Nordlund	Per: Scott MacRae
WITNESSED BY:	**WITNESSED BY:**
Per: ______________________	Per: ______________________

SCHEDULE A

APPARATUS LIST

Devipack have placed Papernut machines (Apparatus) as follows:

1. 3 in Great Britain at Jim Payne.

   COB Products Ltd
   Tel: 01372 45678 4
   Mob: 0784 326 5694
   Email: jim@cobproducts.co.uk

1. 6 in the United States at Delta Paper Corporation, at William Bregman Chief Executive Officer

   Deltapaper
   8295 National Highway
   Pennsauken, NJ 08110
   (856) 532-0333 x 203
   bbregman@deltapaper.com

2. 5 in Canada at the Purchaser's premises.

   2239794 ONTARIO INC.,
   380 Vansickle Rd. Unit 600
   St. Catharines, On.
   L2R 6P7
   Phone: 905 646 8781
   Fax: 905 646 0108
   smacrae@papernuts.ca

SCHEDULE B

PREVIOUS AGREEMENTS

Name	Territory	Date of K	Term of K
Deltapaper Corporation	US and Canada	March 6, 2009	5 years
Packaging Solutions Co.	India, Indonesia, etc.	May 23, 2012	18 month trial period and then 5 year "rolling basis" with 30 day termination clause
COB Products	UK, Ireland	March 2009	6 month trial and then 5 years on rolling basis
Finvex Ltd.	Japan, Taiwan, Australia, New Zealand, Philippines, Korea etc	March 23, 2012	18 month trial and then 5 year rolling with 30 days' notice
Tripple Tree Marketing Co., Ltd.	Thailand, Malaysia and Singapore	March 18, 2012	As above
Easypack Corporation China	China	Dec 15, 2009	